Exhibit 10.2
AMENDMENT NO. 3 TO EXECUTIVE EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 3 TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) by and between Mylan Inc., a Pennsylvania corporation (the “Company”), and Rajiv Malik (the “Executive”) is made as of August 31, 2009.
     WHEREAS, the Company and the Executive are parties to that certain Executive Employment Agreement dated as of January 31, 2007, as amended to date (the “Agreement”);
     WHEREAS, the Company and the Executive wish to amend and extend the term of Agreement, as set forth below;
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Section 2 of the Agreement is hereby deleted and replaced in its entirety to read as follows:
     Effective Date; Term of Employment. This Agreement shall commence and be effective as of the date hereof and shall remain in effect, unless earlier terminated or extended or renewed, as provided in Section 8 of this Agreement, through January 31, 2012.
     2. Section 9(e) of the Agreement is hereby amended such that the reference to “the Third Anniversary” shall henceforth be to “January 31, 2012”.
     3. This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the Commonwealth of Pennsylvania.
     4. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.
     5. Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.
     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

MYLAN INC.		EXECUTIVE

By:	/s/ Robert J. Coury	/s/ Rajiv Malik
	Robert J. Coury Title: Chairman and CEO	Rajiv Malik